EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

HARBOURVEST PRIVATE INVESTMENTS FUND

Tendered Pursuant to the Offer to Purchase

Dated August 17, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY STATE STREET BANK AND TRUST COMPANY BY,

11:59 P.M., EASTERN TIME, ON SEPTEMBER 16, 2026,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

State Street Bank Transfer Agency

Attention: HarbourVest Private Investments Fund

1776 Heritage Drive, Mailstop JAB0340

North Quincy, MA 02171

Phone: (617) 662-7100

E-mail address: harbourvestta_inq@statestreet.com

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares in HarbourVest Private Investments Fund (the “Fund”), or the tender of a portion of such shares, for repurchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated      .

Such tender was in the amount of:

[ ] Class A	[ ] Class D	[ ] Class I

[ ] Entire amount of Shares
[ ] Portion of Class A Shares	$ or	Number of Shares
[ ] Portion of Class D Shares	$ or	Number of Shares
[ ] Portion of Class I Shares	$ or	Number of Shares

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares of beneficial interest in the Fund (or a portion of such interests) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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